Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Inuvo, Inc., hereby appoint Richard K. Howe as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 14th day of November 2011.

Signature	Title

/s/ Wallace D. Ruiz Wallace D. Ruiz	Chief Financial Officer, principal financial and accounting officer

/s/ Mitchell Tuchman Mitchell Tuchman	Chairman of the Board of Directors

/s/ John Balousek John Balousek	Director

/s/ Charles Pope Charles Pope	Director

/s/ Charles D. Morgan Charles D. Morgan	Director